Exhibit 5.1

June 27, 2005

Bancorp Rhode Island, Inc.

One Turks Head Place

Providence, Rhode Island 02903

Re: Registration Statement on Form S-3

Ladies & Gentlemen:

In our capacity as counsel to Bancorp Rhode Island, Inc., a Rhode Island corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), covering (i) 6,780 shares of Common Stock, par value of $0.01 per share of the Company (the “Common Stock”) owned by DWW Leasing Corp. (the “Shares”) and (ii) up to 44,752 additional shares of Common Stock reserved for issuance to DWW Leasing (the “Additional Shares”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

In connection with this opinion, we have examined the Company’s Articles of Incorporation, as amended, the By-laws of the Company, as amended, the Registration Statement, including exhibits thereto, corporate proceedings of the Company relating to the issuance of the Shares, and such other instruments and documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as originals or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares taken by the Company to date.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares have been duly and validly authorized, issued and delivered by the Company, and are fully paid and non-assessable.

2.	Any Additional Shares which may be issued to DWW Leasing Corp. have been duly and validly authorized and issued and are fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. This opinion is rendered to you in connection with the Offering and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Hinckley, Allen & Snyder LLP